Hillman Reports First Quarter 2025 Results

CINCINNATI, April 29, 2025 -- Hillman Solutions Corp. (Nasdaq: HLMN) (the “Company” or “Hillman”), a leading provider of hardware products and merchandising solutions, reported financial results for the thirteen weeks ended March 29, 2025.
First Quarter 2025 Highlights (Thirteen weeks ended March 29, 2025)
•Net sales increased 2.6% to $359.3 million compared to $350.3 million in the prior year quarter
•Net loss totaled $(0.3) million, or $(0.00) per diluted share, compared to $(1.5) million, or $(0.01) per diluted share, in the prior year quarter
•Adjusted diluted EPS1 was $0.10 per diluted share compared to $0.10 per diluted share in the prior year quarter
•Adjusted EBITDA1 increased to $54.5 million compared to $52.3 million in the prior year quarter
•Net cash used by operating activities was $(0.7) million compared to net cash generated by operating activities of $11.7 million in the prior year quarter
•Free Cash Flow1 totaled $(21.3) million compared to $(6.1) million in the prior year quarter
Balance Sheet and Liquidity at March 29, 2025
•Gross debt was $740.0 million compared to $718.6 million on December 28, 2024
•Net debt1 was $703.7 million compared to $674.0 million on December 28, 2024
•Liquidity available totaled $200.9 million; consisting of $164.6 million of available borrowing under the revolving credit facility and $36.3 million of cash and equivalents
•Net debt1 to trailing twelve month Adjusted EBITDA was 2.9x at quarter end compared to 2.8x on December 28, 2024
Management Commentary
"We got off to a good start during 2025, posting both top and bottom line growth which was driven by contributions from Intex DIY, which we acquired in August of 2024, and new business wins," commented Jon Michael Adinolfi, President and CEO of Hillman. "Our current focus has shifted to working with our customers and suppliers to mitigate the impact from tariffs. Considering our long-term partnerships with our top customers and our plan to continue diversifying our supply chain, we believe we are well positioned given the current markets."
1) Denotes Non-GAAP metric. For additional information, including our definitions, use of, and reconciliations of these metrics to the most directly comparable financial measures under GAAP, please see the reconciliations toward the end of the press release.

"Because the majority of Hillman's 111,000 SKUs are small-ticket items required to complete repair and maintenance projects around the home, Hillman has proven resilient throughout multiple market cycles during our 60-year history. We remain confident our team will successfully navigate this environment while continuing to take great care of our customers."

Full Year 2025 Guidance - Updated
Based on year-to-date performance and its expectations for the remainder of the year, management is updating its guidance most recently provided on February 18, 2025 with Hillman's fourth quarter 2024 results.

	Original FY 2025 Guidance	Updated FY 2025 Guidance
Net Sales	$1.495 to $1.575 billion	Reiterated
Adjusted EBITDA[1]	$255 to $275 million	Reiterated
Free Cash Flow[1]	$90 to $110 million	2.5x leverage at year end
Rocky Kraft, Hillman's chief financial officer commented: "We remain confident in both our top- and bottom-line expectations for the year and are reiterating our Net Sales and Adjusted EBITDA full year guidance. Because of the uncertainties around the timing and magnitude of tariffs, we are withdrawing our free cash flow guidance. However, we believe we can manage our business in order to end the year with a leverage ratio of around 2.5 times."
First Quarter 2025 Results Presentation
Hillman plans to host a conference call and webcast presentation today, April 29, 2025, at 8:30 a.m. Eastern Time to discuss its results. President and Chief Executive Officer Jon Michael Adinolfi and Chief Financial Officer Rocky Kraft will host the results presentation.
Date: Tuesday, April 29, 2025
Time: 8:30 a.m. Eastern Time
Listen-Only Webcast: https://edge.media-server.com/mmc/p/4ojzhxqt
A webcast replay will be available approximately one hour after the conclusion of the call using the link above.
Hillman’s quarterly presentation and Form 10-Q are expected to be filed with the SEC and posted to its Investor Relations website, https://ir.hillmangroup.com, prior to the webcast presentation.
About Hillman Solutions Corp.
Hillman Solutions Corp. (“Hillman”) is a leading provider of hardware-related products and solutions to home improvement, hardware, and farm and fleet retailers across North America. Renowned for its commitment to customer service, Hillman has differentiated itself with its competitive moat built on direct-to-store shipping, a dedicated in-store sales and service team of over 1,200 professionals, and over 60 years of product and industry experience. Hillman’s extensive portfolio includes hardware solutions (fasteners, screws, nuts and bolts),
1) Denotes Non-GAAP metric. For additional information, including our definitions, use of, and reconciliations of these metrics to the most directly comparable financial measures under GAAP, please see the reconciliations toward the end of the press release.

protective solutions (work gloves, jobsite storage and protective gear), and robotic and digital solutions (key duplication and tag engraving). Leveraging its world-class distribution network, Hillman regularly earns vendor of the year recognition from top customers. For more information on Hillman, visit www.hillman.com.
Forward Looking Statements
All statements made in this press release that are consider to be forward-looking are made in good faith by the Company and are intended to qualify for the safe harbor from liability established by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. You should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," “target”, “goal”, "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) unfavorable economic conditions that may affect our and our customers’, suppliers’ and other business partners’ operations, financial condition and cash flows including spending on home renovation or construction projects, inflation, recessions, instability in the financial markets or credit markets; (2) increased supply chain costs, including tariffs, raw materials, sourcing, transportation and energy; (3) the highly competitive nature of the markets that we serve; (4) the ability to continue to innovate with new products and services; (5) seasonality; (6) large customer concentration; (7) the ability to recruit and retain qualified employees; (8) the outcome of any legal proceedings that may be instituted against the Company; (9) adverse changes in currency exchange rates; or (10) regulatory changes and potential legislation that could adversely impact financial results. The foregoing list of factors is not exclusive, and readers should also refer to those risks that are included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Annual Report on Form 10-K filed on February 20, 2025. Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward looking statements.
Except as required by applicable law, the Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements in this communication to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.
Contact:
Michael Koehler
Vice President of Investor Relations & Treasury
513-826-5495
IR@hillmangroup.com
1) Denotes Non-GAAP metric. For additional information, including our definitions, use of, and reconciliations of these metrics to the most directly comparable financial measures under GAAP, please see the reconciliations toward the end of the press release.

HILLMAN SOLUTIONS CORP.
Condensed Consolidated Statement of Net Loss, GAAP Basis
(dollars in thousands) Unaudited

	Thirteen Weeks Ended March 29, 2025	Thirteen Weeks Ended March 30, 2024
Net sales	$359,343	$350,305
Cost of sales (exclusive of depreciation and amortization shown separately below)	190,740	183,434
Selling, warehouse, general and administrative expenses	119,052	118,565
Depreciation	19,395	16,338
Amortization	15,415	15,254
Other (income) expense	(274)	410
Income from operations	15,015	16,304
Interest expense, net	14,460	15,271
Refinancing costs	906	3,008
loss before income taxes	(351)	(1,975)
Income tax benefit	(34)	(483)
Net loss	$(317)	$(1,492)

Basic and diluted loss per share	$(0.00)	$(0.01)
Weighted average basic and diluted shares outstanding	197,284	195,365

HILLMAN SOLUTIONS CORP.
Condensed Consolidated Balance Sheets
(dollars in thousands)
Unaudited

	March 29, 2025	December 28, 2024
ASSETS
Current assets:
Cash and cash equivalents	$36,309	$44,510
Accounts receivable, net of allowances of $1,732 ($2,827 - 2024)	134,244	109,788
Inventories, net	396,891	403,673
Other current assets	16,876	15,213
Total current assets	584,320	573,184
Property and equipment, net of accumulated depreciation of $388,776 ($376,150 - 2024)	232,911	224,174
Goodwill	828,727	828,553
Other intangibles, net of accumulated amortization of $545,911 ($530,398 - 2024)	590,635	605,859
Operating lease right of use assets	77,764	81,708
Other assets	16,560	17,025
Total assets	$2,330,917	$2,330,503
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$150,648	$139,057
Current portion of debt and financing lease liabilities	13,661	12,975
Current portion of operating lease liabilities	17,210	16,850
Accrued expenses:
Salaries and wages	14,199	34,977
Pricing allowances	5,556	7,651
Income and other taxes	8,577	10,377
Other accrued liabilities	27,515	31,843
Total current liabilities	237,366	253,730
Long-term debt	713,450	691,726
Deferred tax liabilities	124,280	124,611
Operating lease liabilities	66,977	71,474
Other non-current liabilities	6,791	6,591
Total liabilities	$1,148,864	$1,148,132
Commitments and contingencies (Note 6)
Stockholders' equity:
Common stock: $0.0001 par value, 500,000,000 shares authorized, 197,380,504 and 196,705,710 issued and outstanding in 2025 and 2024, respectively	20	20
Additional paid-in capital	1,444,265	1,442,958
Accumulated deficit	(219,268)	(218,951)
Accumulated other comprehensive loss	(42,964)	(41,656)
Total stockholders' equity	1,182,053	1,182,371
Total liabilities and stockholders' equity	$2,330,917	$2,330,503

HILLMAN SOLUTIONS CORP.
Condensed Consolidated Statement of Cash Flows
(dollars in thousands)
Unaudited

	Thirteen Weeks Ended March 29, 2025	Thirteen Weeks Ended March 30, 2024
Cash flows from operating activities:
Net loss	$(317)	$(1,492)
Adjustments to reconcile net loss to net cash (used for) provided by operating activities:
Depreciation and amortization	34,810	31,592
Deferred income taxes	(974)	(386)
Deferred financing and original issue discount amortization	1,257	1,330
Stock-based compensation expense	3,278	2,829
Loss on debt restructuring	906	3,008
Cash paid to third parties in connection with debt restructuring	(906)	(1,554)
Loss on disposal of property and equipment	(139)	56
Change in fair value of contingent consideration	(326)	332
Changes in operating items:
Accounts receivable, net	(24,617)	(25,095)
Inventories, net	7,319	(2,341)
Other assets	(2,152)	(4,014)
Accounts payable	11,340	14,632
Accrued salaries and wages	(20,769)	(6,315)
Other accrued expenses	(9,365)	(906)
Net cash (used for) provided by operating activities	(655)	11,676
Net cash from investing activities
Acquisition of business, net of cash received	—	(23,956)
Capital expenditures	(20,658)	(17,759)
Other investing activities	(67)	(67)
Net cash used for investing activities	(20,725)	(41,782)
Cash flows from financing activities:
Repayments of senior term loans	(2,128)	(2,128)
Financing fees	—	(33)
Borrowings on revolving credit loans	62,000	45,000
Repayments of revolving credit loans	(44,000)	(27,000)
Principal payments under finance lease obligations	(1,270)	(875)
Proceeds from exercise of stock options	306	5,899
Payments of contingent consideration	(75)	(72)
Other financing activities	(440)	(380)
Net cash provided by financing activities	14,393	20,411
Effect of exchange rate changes on cash	(1,214)	1,814
Net decrease in cash and cash equivalents	(8,201)	(7,881)
Cash and cash equivalents at beginning of period	44,510	38,553
Cash and cash equivalents at end of period	$36,309	$30,672

Reconciliations of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures
The Company uses non-GAAP financial measures to analyze underlying business performance and trends. The Company believes that providing these non-GAAP financial measures enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance. These non-GAAP financial measures are provided as supplemental information to the financial measures presented in this press release that are calculated and presented in accordance with GAAP. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. The Company’s definitions of its non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, reconciliations to GAAP financial measures are not provided for forward-looking non-GAAP measures. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.
Non-GAAP financial measures such as consolidated adjusted EBITDA and Adjusted Diluted Earnings per Share (EPS) exclude from the relevant GAAP metrics items that neither relate to the ordinary course of the Company’s business, nor reflect the Company’s underlying business performance.

Reconciliation of Adjusted EBITDA (Unaudited)
(dollars in thousands)
Adjusted EBITDA is a non-GAAP financial measure and is the primary basis used to measure the operational strength and performance of our businesses as well as to assist in the evaluation of underlying trends in our businesses. This measure eliminates the significant level of noncash depreciation and amortization expense that results from the capital-intensive nature of our businesses and from intangible assets recognized in business combinations. It is also unaffected by our capital and tax structures, as our management excludes these results when evaluating our operating performance. Our management use this financial measure to evaluate our consolidated operating performance and the operating performance of our operating segments as well as to allocate resources and capital to our operating segments. Additionally, we believe that Adjusted EBITDA is useful to investors because it is one of the bases for comparing our operating performance with that of other companies in our industries, although our measure of Adjusted EBITDA may not be directly comparable to similar measures used by other companies.

	Thirteen Weeks Ended March 29, 2025	Thirteen Weeks Ended March 30, 2024
Net loss	$(317)	$(1,492)
Income tax expense	(34)	(483)
Interest expense, net	14,460	15,271
Depreciation	19,395	16,338
Amortization	15,415	15,254
EBITDA	$48,919	$44,888

Stock compensation expense	3,278	2,829
Restructuring and other (1)	1,691	991
Transaction and integration expense (2)	58	274
Change in fair value of contingent consideration	(326)	332
Refinancing costs (3)	906	3,008
Total adjusting items	5,607	7,434
Adjusted EBITDA	$54,526	$52,322
(1)Includes consulting and other costs associated with severance related to our distribution center relocations and corporate restructuring activities.
(2)Transaction and integration expense includes professional fees and other costs related to the Koch Industries, Inc. and Intex DIY, Inc acquisitions.
(3)In the first quarters of 2025 and 2024, we entered into a Repricing Amendment (2025 Repricing Amendment and 2024 Repricing Amendment) on our existing Senior Term Loan due July 14, 2028.

Reconciliation of Adjusted Diluted Earnings Per Share
(in thousands, except per share data)
Unaudited

We define Adjusted Diluted EPS as reported diluted EPS excluding the effect of one-time, non-recurring activity and volatility associated with our income tax expense. The Company believes that Adjusted Diluted EPS provides further insight and comparability in operating performance as it eliminates the effects of certain items that are not comparable from one period to the next. The following is a reconciliation of reported diluted EPS from continuing operations to Adjusted Diluted EPS from continuing operations:

	Thirteen Weeks Ended March 29, 2025	Thirteen Weeks Ended March 30, 2024
Reconciliation to Adjusted Net Loss
Net loss	$(317)	$(1,492)
Remove adjusting items (1)	5,607	7,434
Remove amortization expense	15,415	15,254
Remove tax benefit on adjusting items and amortization expense (2)	(1,720)	(2,236)
Adjusted Net Income	$18,985	$18,960

Reconciliation to Adjusted Diluted Earnings per Share
Diluted Earnings per Share	$(0.00)	$(0.01)
Remove adjusting items (1)	0.03	0.04
Remove amortization expense	0.08	0.08
Remove tax benefit on adjusting items and amortization expense (2)	(0.01)	(0.01)
Adjusted Diluted Earnings per Share	$0.10	$0.10

Reconciliation to Adjusted Diluted Shares Outstanding
Diluted Shares, as reported	197,284	195,365
Non-GAAP dilution adjustments:
Dilutive effect of stock options and awards	2,553	2,287
Adjusted Diluted Shares	199,837	197,652
Note: Adjusted EPS may not add due to rounding.
(1)Please refer to "Reconciliation of Adjusted EBITDA" table above for additional information on adjusting items. See "Per share impact of Adjusting Items" table below for the per share impact of each adjustment.
(2)We have calculated the income tax effect of the non-GAAP adjustments shown above at the applicable statutory rate of 25% for the U.S. and 26.2% for Canada except for the following items:
a.The tax impact of stock compensation expense was calculated using the statutory rate of 25%, excluding certain awards that are non-deductible.
b.The tax impact of acquisition and integration expense was calculated using the statutory rate of 25%, excluding certain charges that were non-deductible.
c.Amortization expense for financial accounting purposes was offset by the tax benefit of deductible amortization expense using the statutory rate of 25%.
Per Share Impact of Adjusting Items

	Thirteen Weeks Ended March 29, 2025	Thirteen Weeks Ended March 30, 2024
Stock compensation expense	$0.02	$0.01
Restructuring and other costs	0.01	0.01
Transaction and integration expense	0.00	0.00
Change in fair value of contingent consideration	0.00	0.00
Refinancing costs	0.00	0.02
Total adjusting items	$0.03	$0.04
Note: Adjusting items may not add due to rounding.

Reconciliation of Net Debt
We define Net Debt as reported gross debt less cash on hand. Net debt is not defined under U.S. GAAP and may not be computed the same as similarly titled measures used by other companies. The Company believes that Net Debt provides further insight and comparability into liquidity and capital structure. The following is the calculation of Net Debt:

	March 29, 2025	December 28, 2024
Revolving loans	$80,000	$62,000
Senior term loan, due 2028	643,343	645,470
Finance leases and other obligations	16,629	11,085
Gross debt	$739,972	$718,555
Less cash	36,309	44,510
Net debt	$703,663	$674,045
Reconciliation of Free Cash Flow
We calculate free cash flow as cash flows from operating activities less capital expenditures. Free cash flow is not defined under U.S. GAAP and may not be computed the same as similarly titled measures used by other companies. We believe free cash flow is an important indicator of how much cash is generated by our business operations and is a measure of incremental cash available to invest in our business and meet our debt obligations.

	Thirteen Weeks Ended March 29, 2025	Thirteen Weeks Ended March 30, 2024
Net cash provided by operating activities	$(655)	$11,676
Capital expenditures	(20,658)	(17,759)
Free cash flow	$(21,313)	$(6,083)

Source: Hillman Solutions Corp.
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